UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RESOURCE REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Hi, this is Alan Feldman, Chief Executive Officer of Resource REIT.

I am reaching out to urgently encourage your vote on important proposals for the REIT’s upcoming annual meeting. Our records indicate that you haven’t yet voted your shares and the meeting is scheduled to occur in just a few days.

Recently, you received proxy materials that included simple instructions for voting your shares. In fact, you can vote promptly by pressing 1 at any time to be connected with a proxy specialist.

Your vote will only take a moment and when you vote promptly, it saves time, money, and energy for the company and avoids the need to further solicit your participation.

If this message was recorded on your voicemail, please take a moment to call at your earliest convenience: 844-876-6186 that’s 844-876-6186 to vote your shares or use your proxy card and voting instructions you received in the mail.

Thank you for your time and most importantly, thank you for your vote.”